Exhibit 23.1

PricewaterhouseCoopers LLP
Chartered Accountants
1250 René-Lévesque Boulevard West
Suite 2800
Montreal, Quebec
Canada H3B 2?4
Telephone +1 (514) 205 5000
Facsimile +1 (524) 876 1502

Independent Auditors’ Consent

We hereby consent to the use, in this Registration Statement on Form S-4 of Teleglobe International Holdings Ltd., of our report dated March 25, 2004, relating to the financial statements of Teleglobe International Holdings Ltd. (Successor) and of our report dated January 28, 2004 relating to the Telecommunications Group of Teleglobe Inc. (Predecessor), which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec
March 26, 2004